Exhibit 10.54

AMENDMENT NO. 6

TO THE

BROWN & WILLIAMSON TOBACCO CORPORATION

HEALTH CARE PLAN

FOR SALARIED EMPLOYEES

(A BENEFIT UNDER THE BROWN & WILLIAMSON TOBACCO CORPORATION

WELFARE & FRINGE BENEFIT PLAN AND THE REYNOLDS AMERICAN

OMNIBUS WELFARE BENEFITS PLAN)

THIS AMENDMENT NO. 6 to the Brown & Williamson Tobacco Corporation Health Care Plan for Salaried Employees (the “Plan”), as amended through March 8, 2004, is made and entered into this 19th day of December, 2011. Unless otherwise indicated below, the provisions of this Amendment shall be effective as of January 1, 2011.

W I T N E S S E T H:

WHEREAS, Section 14.01 of the Plan provides that, except as provided in Subsection 2.08(e) of the Plan, Reynolds American Inc. (“RAI”) may amend the Plan from time to time;

WHEREAS, Subsection 2.08(e) of the Plan provides that if an amendment would impact a participant who has a fully vested and non-forfeitable right to coverage, RAI may only amend the Plan if the amendment is either mandated by law or provides the same or greater overall coverage;

WHEREAS, the RAI Employee Benefits Committee (the “Committee”) by actions taken on December 29, 2006, July 28, 2010 and December 19, 2011 authorized amendments to the Plan to (i) clarify that there are no longer any active employees participating in the Plan, (ii) expand the definition of dependent child, (iii) clarify the definition of spouse, (iv) expand the coverage of mental health and substance abuse benefits, (v) expand the coverage of preventive care benefits, (vi) expand the coverage of emergency room services, and (vii) make certain other clarifications, all of which amendments are either mandated by law or result in the Plan providing the same or greater overall coverage; and

WHEREAS, such actions of the Committee further authorized the members of the Committee to perform any and all acts and execute any and all documents that they may deem necessary to effectuate the Committee’s resolutions.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.

The Preamble to the Plan is amended to clarify the historical amendments to the Plan by adding the following new paragraph at the end thereof;

“The Plan was originally a benefit solely under the Brown & Williamson Tobacco Corporation Welfare & Fringe Benefit Plan (the “B&W Wrap Plan”). The Plan, as restated effective January 1, 2002, was subsequently amended to reflect that the Brown & Williamson Tobacco Corporation (“B&W”) was acquired by R.J.

Reynolds Tobacco Holdings, Inc. and that Reynolds American Inc. would thereafter be the Plan’s Sponsor. The Plan was further amended on December 29, 2006 to transfer certain participants, whose benefits were not funded through a trust, from the B&W Wrap Plan to the Reynolds American Omnibus Welfare Benefits Plan (the “Omnibus Plan”) effective January 1, 2007. Benefits funded through a trust continue to be provided under the B&W Wrap Plan. As such, the benefits provided under the Plan are benefits provided under either the B&W Wrap Plan and the Omnibus Plan, depending on the source of funding for such benefits.”

2.

The Table of Contents of the Plan is hereby amended to (a) add a line for “1.66A Sponsoring Company” after the line for “1.66 Skilled Nursing Facility” and the corresponding page number reference, and (b) add a line for “5.02 Transfer of Programs to Omnibus Plan” in chronological order and the corresponding page number reference.

3.

Because there are no longer any active employees participating in the Plan, all references to active employees, the flexible benefits plan, vision care coverage, dental care coverage, the employee assistance program, and continuation of coverage while on family medical leave should be disregarded, including, without limitation, references to such items in Sections 2.01, 2.02, 2.03, 2.04, 2.07, 7.0 l(c), and 12.05; Articles 8, 9, and 10; and Schedules A and B.

4.

Section 1.05 of the Plan is clarified to correct the first cross-reference therein from “Section 13.06(a)(5)” to “Section 13.04.”

5.

Subsections 1.18(a)-(c) of the Plan is amended effective January 1, 2011 to replace the existing text with the following:

“(a) Prior to January 1, 2011, the word “Dependent” means an Employee-Participant’s, or a Retired Participant’s (subject to Section 2.08), Spouse, any unmarried child under age 21, any unmarried child under age 25 who attends school as a full-time student, and any eligible unmarried handicapped child. Notwithstanding any other provision of this Section 1.18, an individual shall be classified as a Dependent if and only if that individual is a dependent of the Employee-Participant within the meaning of section 152 of the Code, except that this sentence shall not apply to any child for whom the Employee-Participant or the Spouse-Participant has a legal obligation, under a divorce decree or other court order, to provide health care expenses. The term “child” includes a natural child, a stepchild and a legally adopted child. Subject to the above age restrictions, the term “child” also includes a child for whom legal guardianship (which includes the obligation to provide health care expenses) has been awarded to the Employee-Participant, and any child for whom the Employee-Participant or the Spouse-Participant has a legal obligation, under a divorce decree or other court order, to provide health care expenses. A child will be considered handicapped if, but only if, the Claims Administrator determines that he or she satisfies each of the following requirements: (1) the child is not able to earn his or her own living because of a mental or physical disability that is expected to continue indefinitely; (2) such disability commenced while the child was a Dependent-Participant and prior to the child’s attaining age 21, or age 25 if he or she attends school as a full-time student; and (3) the child depends on the Employee-Participant for more than 50 percent of his or her support. A child shall not be eligible for Dependent coverage if the child is married. The Plan may require proof of a child’s marital status and handicapped status from time to time.

On or after January 1, 2011, the word “Dependent” means a Retired Participant’s (subject to Section 2.08) Spouse, unmarried children under age 26, and eligible unmarried handicapped children. The term “child” includes a natural child, a stepchild and a legally adopted child. The term “child” also includes a child for whom legal guardianship (which includes the obligation to provide health care expenses) has been awarded to the Retired Participant, and any child for whom the Retired Participant or the Spouse-Participant has a legal obligation, under a divorce decree or other court order, to provide health care expenses. A child will be considered handicapped if, but only if, the Claims Administrator determines that he or she satisfies each of the following requirements: (1) the child is not able to earn his or her own living because of a mental or physical disability that is expected to continue indefinitely; (2) such disability commenced while the child was a Dependent-Participant and prior to the child’s attaining age 26 (or such earlier age when the child would have otherwise lost coverage under the terms of the Plan in effect at such time); and (3) the child depends on the Retired Participant for more than 50 percent of his or her support. A handicapped child shall not be eligible for Dependent coverage if the child is married. The Plan may require proof of a child’s marital status and handicapped status from time to time.

(b) Prior to January 1, 2011, “Dependent” excludes anyone covered as an Employee or Retired Participant. On and after January 1, 2011, “Dependent” excludes any Spouse covered as an Employee or Retired Participant. Prior to November 1, 2001, the term “Dependent” excluded anyone in active military service, subject to Section 12.07. No Employee-Participant shall be eligible for benefits as a Dependent-Participant, and no Dependent-Participant shall be eligible for benefits as an Employee-Participant. No person may be a Dependent of more than one Employee (except in case of divorce).

(c) The term “adopted child” as used in subsection (a) above shall include dependent children placed with an Employee-Participant (prior to January 1, 2011) or a Retired Participant (on or after January 1, 2011) for adoption, irrespective of whether the adoption has become final. For this purpose the words “placed” or “placement” mean the assignment and retention by the Employee-Participant or Retired Participant, as applicable, of a legal obligation for total or partial support of such child in anticipation of adoption of such child.”

6.

Section 2.02 of the Plan is amended to add the following at the end thereof:

“Notwithstanding the foregoing, a one-time special enrollment period is provided to Dependent children who previously aged out of eligibility for coverage and are again eligible effective January 1, 2011 as a result of the change in the definition of the term Dependent. This special enrollment period allows such Dependent children to re-enroll for coverage effective January 1, 2011. On and after January 1, 2011, a child who is a Dependent with respect to a Retired Employee may be enrolled for coverage under the Plan, but only if the child is enrolled within 31 days of the date on which the child first meets the definition of Dependent.”

7.

Subsections 1.18(d) and 2.08(h)(2) are each amended to add the following sentence at the beginning of each such Section:

“Effective January 1, 2011, the following text is inapplicable because the full-time student requirement is eliminated from the definition of Dependent.”

8.

Subsection 1.67(a) of the Plan is clarified by adding the following sentence at the end thereof: “The terms ‘Spouse’ and ‘Surviving Spouse’ shall not include a same-sex spouse.”

9.

Subsection 2.08(h)(i) of the Plan is clarified by adding “(or a successor Medicare program)” after “Medicare Plus Choice” each time it appears in such Subsection.

10.

Section 3.02 of the Plan is amended to add the following sentences at the end of the first paragraph:

“Effective January 1, 2011, preventive care benefits will be paid with no cost sharing on the terms set forth in the provisions of Section 2713 of the Public Health Services Act that are incorporated under Section 715(a)(l) of ERISA and the guidance issued thereunder. In addition, effective January 1, 2011, mental health and substance abuse benefits are paid with the same or better treatment limitations and financial requirements as similar medical and surgical benefits.”

11.

Section 3.02 of the Plan is amended by adding the following new row to the table immediately prior to the row entitled “Ambulance”:

Allergy Serum If the allergy serum is supplied by a pharmacy	20% of Covered Charges after Deductible	20% of Covered Charges after Deductible	10% of Covered Charges after Deductible

12.

Section 3.02 of the Plan is amended by deleting the text in column (c) of the table in the row entitled “Hospital Emergency Room” and replacing it with the following:

“$50 Copayment (Waived if admitted) for emergency services”

13.

Section 3.02 of the Plan is clarified to correct the typographical error by deleting the text in column (a) of the table in the row entitled “Infertility Treatment” and replacing it with the following:

“Infertility Treatment

Office Visits, including tests and office surgical procedures for diagnosis of infertility

Surgical procedures for diagnosis of infertility performed outside of Physician’s office”

14.

Section 3.02 of the Plan in column (a) of the table in the row entitled “Mental Health and Substance Abuse Conditions” is amended to add the following sentence at the end therof:

“Effective January 1, 2011, no day or visit limits apply to benefits for Mental Health or Substance Abuse Conditions.”

15.

Subsections 3.11 (a) and (b) of the Plan are each amended to add the following sentence at the end of each such Subsection:

“Effective January 1, 2011, no day or visit limits apply to benefits for Mental Health Conditions.”

16.

Subsection 3.12(a) of the Plan is amended to delete the first sentence thereof and replace it with the following:

“The plan covers obstetrical care for Employee-Participants, Retired Participants, and Dependent-Participants (including a Spouse, Surviving Spouse, or a Dependent child).”

17.

Subsections 3.18(a) and (b) of the Plan are each amended to add the following sentence at the end of each such Subsection:

“Effective January 1, 2011, no day or visit limits apply to benefits for Substance Abuse Conditions.”

18.

Subsection 5.01(a)(ll) of the Plan is amended to delete the first sentence thereof and replace it with the following:

“Services or supplies for cosmetic purposes, except for correction of defects incurred through Injury.”

19.

Article V of the Plan is amended to add a new Section 5.02 to read as follows:

“5.02 Transfer of Programs to Omnibus Plan. Effective as of January 1, 2007, certain benefit programs paid either from the general assets of the Company or a Related Company or through insurance contracts were transferred to the Reynolds American Omnibus Welfare Benefits Plan and as of such date were no longer benefits provided under this Plan. The transferred benefit programs are:

(a)	all programs covering active Employees;

(b)	all COBRA continuation coverage;

(c)	all programs covering retirees of the former American Tobacco Company;

(d)	all medical coverage for former employees on long term disability; and

(e)	medical coverage for Retired Participants with “Rule of 70” coverage eligibility.”

20.

Subsection 10.02(a) of the Plan is amended by adding the following at the end thereof:

“(6) A proceeding in bankruptcy under Title 11 of the United States Code filed with respect to the Plan Sponsor.”

21.

Subsection 10.05(a)(2) of the Plan is amended by adding the following at the end thereof:

“Notwithstanding the foregoing, in the case of a Qualifying Event that is the bankruptcy of the Plan Sponsor, the period of Continuation Coverage for the Retired Participant lasts until her or her death, and for any Spouse or Dependent child who is a Qualified Beneficiary until the date that is 36 months after the date of the Retired Participant’s death.”

22.

Subsections 10.09(a) and (c) of the Plan are each amended by adding “bankruptcy,” after “reduction of hours,” in the first sentence of each such Subsection.

23.

Section 12.03 of the Plan is clarified to correct the cross-reference therein from “Section 13.06(a)(4)” to “established under Section 13.02.”

24.

Subsection 12.08(b)(l) of the Plan is amended by adding the following after Subsection 12.08(b)(l)(A) and relettering the remaining Subsections in alphabetical order:

“(B) The designated Security Official;”

25.

Section 14.01 of the Plan is amended by adding the following at the end thereof:

“Notwithstanding anything herein to the contrary, to the extent the Sponsoring Company has amended the Plan to provide benefits in excess of those in effect on December 31, 2010, the Sponsoring Company reserves the right at any time and from time to time to amend the Plan to eliminate such benefits in whole or in part.”

26.

Except as amended by this Amendment No. 6, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned member of the Committee has executed this Amendment No. 6 as of the day and year first above written.

RAI Employee Benefits Committee

By:
McDare P. Folan, III Secretary